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                                                                   EXHIBIT 10.7


                                AMENDMENT 1994-I
                                       TO
                       HILTON HOTELS THRIFT SAVINGS PLAN



       WHEREAS, Hilton Hotels Corporation (the "Company") maintains the Hilton Hotels Thrift Savings Plan (the "Plan"); and

       WHEREAS, the Plan currently provides that tips, tokens and gratuities are not counted as compensation under the Plan; and

       WHEREAS, it is desirable to amend the Plan, effective January 1, 1994, to include tips, tokens and gratuities as compensation, but only to the extent such items are reported as income subject to tax withholding; and

       WHEREAS, an amendment to the Plan to accomplish this purpose has been previously approved by the committee for the Plan.

       NOW, THEREFORE, BE IT RESOLVED, by virtue and in exercise of the power reserved to the Company pursuant to Section 8.3 of the Plan, such Plan is hereby amended effective January 1, 1994 in the following particulars:

         The definition of Compensation contained in Article I of the Plan is amended by adding the following sentence:

         "Effective January 1, 1994, Compensation shall include tips, tokens and gratuities, but only to the extent that such tips, tokens and gratuities are actually reported as income subject to income tax withholding on Form W-2 for the Employee."


Date:  March 18, 1994.



                                             HILTON HOTELS CORPORATION


                                             By  William C. Lebo, Jr.